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                           ALLIANCE GAMING CORPORATION
                                    FORM 10-Q

                      FOR THE QUARTER ENDED MARCH 31, 1996



EXHIBIT 10.73
                         EMPLOYMENT AGREEMENT SUPPLEMENT

                  THIS AGREEMENT (the "Agreement") is made and entered into as of the 29th day of August 1996 (the "Effective Date") by and between ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"), and ANTHONY L. DICESARE (the "Grantee").


                               R E C I T A L S :

                        A. On September 23, 1991, the Board of Directors of Company (the "Board") adopted the United Gaming, Inc. 1991 Long-Term Incentive Plan (the "1991 Plan"). On January , 1997, the Board adopted the Alliance Gaming Corporation 1996 Long-Term Incentive Plan (the "1996 Plan"; together with the 1991 Plan, the "Plans"). The Board shall present the 1996 Plan to the stockholders of the Company for their approval at the next regularly-scheduled annual meeting of stockholders of the Company after the date hereof, together with the Board's and the Company's management's recommendation that the stockholders of the Company approve the 1996 Plan.

                        B. The Company and the Grantee are parties to an Agreement dated March __, 1995 (the "Original Agreement") pursuant to which the Company has engaged the Grantee as a director and to provide certain services to the Company in consideration of the compensation provided for therein. In connection with the Original Agreement, the Company has granted to the Grantee
(i) the option to acquire up to 255,000 shares of its Common Stock, par value $.10 per share (the "Common Stock"), under the 1991 Plan (the "1991 Options"), and (ii) the option to acquire up to 120,000 shares of Common Stock under the 1996 Plan (the "1996 Options"; together with the 1991 Options, the "Options"), pursuant to the Option Agreements in the forms attached hereto as Exhibits 1 and 2, respectively (such agreements, the "1991 Option Agreement" and the "1996 Option Agreement", respectively"). A true and correct copy of the 1991 Plan is attached as Exhibit A to the 1991 Option Agreement and a true and correct copy of the 1996 Plan is attached as Exhibit A to the 1996 Option Agreement.

                        C. The Board hereby confirms that the Grantee shall be considered, for all purposes relating to the Plans and the option grants thereunder, a "regular full-time employee" of the Company; however, if, for any reason whatsoever, the Grantee is not deemed to be a "regular full-time employee" under the Plans, then, in such event, the Board conclusively designates the Grantee to be a "paid consultant" under the Plans.

                               A G R E E M E N T :

                  NOW, THEREFORE, the parties hereto agree as follows:

                        1. Certain Covenants. The Company agrees to the covenants and undertakings set froth in the Recitals above. In the event that the 1996 Plan is approved by the stockholders of the Company as described above, or is otherwise approved in a timely manner to permit or confirm the grant of the 1996 Options in accordance with applicable law, the 1996 Options shall be treated as Incentive Stock Options under Section 422 of the Code to the maximum extent permitted by applicable law, and the portion of the 1996 Options, if any, that does not qualify as Incentive Stock Options shall be treated as Nonstatutory Stock Options under the 1996 Plan.


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                           ALLIANCE GAMING CORPORATION
                                    FORM 10-Q

                      FOR THE QUARTER ENDED MARCH 31, 1996

                        2. Certain Supplement to the Original Agreement. The Original Agreement is supplemented as follows: The parties acknowledge that the Company has agreed to pay to the Grantee a bonus (the "Contingent Bonus") under
Section 4(b) of the Original Agreement in the aggregate amount of $150,000. The Contingent Bonus or portions thereof (as set forth below) shall be paid by the Company to the Grantee within five business days of the attainment of each of the following goals whenever such goals are attained at any point in the future; it being understood that payment in respect of attainment of one or more such goals shall not be conditioned upon attainment of any other goal:

                                         a.  the date of the completion of the
         existing assignment to engage a replacement chief executive officer of the Company, i.e., the date of commencement of employment of such person: 1/3 of such amount (i.e., $50,000);

                                         b.  the date upon which the average
         closing price of a share of the Common Stock, on its principal exchange or listing agency, for any five consecutive day period shall have equaled or exceeded $5.00: 1/3 of such amount (i.e., $50,000);

                                         c.  the date upon which a new or
         revised bank credit agreement or senior lending facility in an amount equal to or greater than $10,000,000 is entered into by the Company and/or any of its direct or indirect subsidiaries: 1/6 of such amount (i.e., $25,000); and

                                         d.   the date upon which the last of
         four equity analysts who are employed by brokerage, investment banking, commercial banking or similar firms shall have initiated coverage of the Company's equity securities, irrespective of whether any or all of such coverage has been subsequently discontinued: 1/6 of such amount ($25,000).

                  The attainment of one or more of such goals and the payment of any portion of the Contingent Bonus shall in no way affect the determination by the Company or the Board of the appropriate bonus for the Grantee for the fiscal year ended June 30, 1997 or any subsequent fiscal year of the Company.

                        3. Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by facsimile transmission, by reputable overnight courier, such as Federal Express, or otherwise actually delivered, in the case of the Grantee, to the last address of the Grantee appearing on the books of the Company (with a copy to 1336 St. Joseph Circle, Las Vegas, Nevada 89104), and, in the case of the Company, to:

                        Alliance Gaming Corporation
                        6601 South Bermuda Road
                        Las Vegas, Nevada 89119
                        Attention:  General Counsel

or to such other address or addresses as the Grantee or the Company shall hereafter have specified in writing. Any such notice, demand or other communication hereunder shall be deemed to have been duly given on the date actually delivered.
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                           ALLIANCE GAMING CORPORATION
                                    FORM 10-Q

                      FOR THE QUARTER ENDED MARCH 31, 1996

                        4. Modification of Agreement; Etc. This Agreement may be modified, amended, suspended or terminated, and any terms, covenants, representations or conditions may be waived, but only by a written instrument executed by each of the parties hereto. This Agreement shall not be transferred or assigned by either party hereto without the prior written consent of the other party; provided that (a) this Agreement shall be binding upon any successor to the Company (by merger or otherwise) or any successor to all or substantially all of the Company's business or assets and (b) the benefits afforded hereby to the Grantee shall be available to the Grantee's estate (or his heirs or legal representatives), to the same extent available to the Grantee hereunder, in the event of the Grantee's death during the duration of the this Agreement.

                        5. Severability. Should any provision of this Agreement be held by a court to be unenforceable or invalid for any reason whatsoever, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                        6. Governing Law. This Agreement has been executed in the State of Nevada and all matters pertinent thereto shall be governed by the laws of the State of Nevada.

                        7. Arbitration. Any controversy between the parties hereto, including the construction or application of any of the terms, covenants or conditions of this Agreement, shall on written request of one party served on the other be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be conducted, at the option of the initiating party, in Las Vegas, Nevada or New York, New York. The cost of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall decide. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

                        8. Counterparts. This Agreement may be executed in one or more counterparts and, when such counterparts have been executed by each of the parties hereto, said counterparts shall constitute a single and valid agreement although each of the signatory parties have executed separate counterparts hereof.

                        9. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                       Alliance Gaming Corporation



                                       By: /s/ David D. Johnson
                                          --------------------------------
                                          Name: David D. Johnson
                                          Title: Senior Vice-President,
                                          Secretary, and General Counsel


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                           ALLIANCE GAMING CORPORATION
                                    FORM 10-Q

                      FOR THE QUARTER ENDED MARCH 31, 1996


                                           /s/ Anthony L. DiCesare
                                           -------------------------------
                                           Anthony L. DiCesare